EXHIBIT 23.2
                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 2 to Registration Statement No. 33-63652 of Bank United Corp. (formerly USAT Holdings Inc.) on Form S-4 of our report dated October 31, 1995 (except for Note 21, as to which the date is July 24, 1996), appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the headings "Selected Consolidated Financial and Other Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
    DELOITTE & TOUCHE LLP

New York, New York
August 8, 1996